UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

FUELCELL ENERGY INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Great Pasture Road

Danbury, CT 06813

(Address of principal executive offices) (Zip Code)

(203) 825-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the offering by FuelCell Energy, Inc., a Delaware corporation (the “Company”), of $38 million in aggregate principal amount of the Company’s 8% Senior Convertible Notes due 2018 (the “Offering”), as previously disclosed in the Company’s Current Report on Form 8-K/A filed on June 20, 2013, the exhibits listed in Item 9.01 of this Current Report on Form 8-K (other than Exhibit 99.1) are filed herewith and are incorporated by reference into the effective shelf registration statement on Form S-3 (Registration No. 333-164412) filed by the Company on January 20, 2010, as amended, and the related Prospectus dated September 21, 2010, as supplemented by the Prospectus Supplement dated June 20, 2013 relating to the notes.

Additionally, on June 25, 2013, the Company issued a press release announcing the closing of the Offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

(d) Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Senior Indenture, dated as of June 25, 2013, by and between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 25, 2013, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 8% Senior Convertible Notes due 2018.

99.1	Press Release dated June 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Dated: June 25, 2013	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture, dated as of June 25, 2013, by and between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 25, 2013, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 8% Senior Convertible Notes due 2018.

99.1	Press Release dated June 25, 2013